Exhibit 5.1

OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP

[Vorys, Sater, Seymour and Pease LLP letterhead]

April 8, 2010

Worthington Industries, Inc.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

Re: Worthington Industries, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Worthington Industries, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) senior debt securities of the Company (the “Debt Securities”) and (ii) common shares, without par value, of the Company (the “Common Shares”). The Debt Securities and the Common Shares are collectively referred to herein as the “Securities.” An indeterminate amount of the Securities may be offered at indeterminate prices from time to time by the Company, as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus filed pursuant to Rule 415 under the Securities Act (each, a “Prospectus Supplement”).

The Debt Securities will be issued under an indenture, the form of which is attached as an exhibit to the Registration Statement, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as the same may be amended or supplemented from time to time (the “Indenture”).

As such counsel, in rendering the opinions expressed below, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters and assumptions set forth herein, we are of the opinion that, as of the date hereof:

(1) When the Trustee has been qualified under the Trust Indenture Act of 1939, as amended, when the Indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company, when the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and applicable law, and when such Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and the applicable underwriting, purchase or similar agreement (the “Underwriting Agreement”) approved by the Board of Directors (or a duly authorized committee thereof) of the Company (the “Board”) for the consideration approved by the Board (or a duly authorized committee thereof), such Debt Securities will constitute a valid and binding obligation of the Company.

(2) When the Board has taken all necessary corporate action to authorize the issuance and sale of Common Shares proposed to be sold by the Company, and when such Common Shares are issued and delivered against payment therefor in accordance with the terms of the applicable Underwriting Agreement for the consideration approved by the Board, such Common Shares will be validly issued, fully paid and nonassessable.

April 8, 2010

The opinion set forth in paragraph (1) above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) any requirement that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant applicable law.

We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in the Indenture or the Debt Securities, (ii) with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (iii) concerning tax or tax effects or (iv) concerning environmental matters.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance at all applicable times, generally and with respect to acting as a Trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

In rendering the foregoing opinions, we have assumed that at the time of the issuance and sale of any of the Securities: (i) the Registration Statement, and any amendments thereto, will have become effective and such effectiveness will not have been terminated or rescinded; (ii) a Prospectus Supplement describing the Securities, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the Board (or a duly authorized committee thereof) will have duly established the terms of the Securities and duly authorized the issuance and sale of the Securities, in each case, in accordance with the Amended Articles of Incorporation of the Company (the “Articles”) and applicable law and such authorization will be in full force and effect; (iv) the Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement; (v) there shall not have occurred any change in law affecting the validity of the Securities; (vi) with respect to Debt Securities, the Indenture and the Debt Securities will each constitute the legal, valid and binding obligation of each party thereto (other than as expressly covered above in respect of the Company), enforceable against such parties in accordance with their terms; (vii) with respect to Common Shares, such Common Shares will have been duly authorized and reserved for issuance; and (viii) with respect to Common Shares, there will be sufficient Common Shares authorized under the Articles, as amended and in effect at the relevant time, and not otherwise reserved for issuance. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the laws of the State of Ohio and, solely with respect to the opinion set forth above in paragraph (1), the laws of the State of New York, and we express no opinion with respect to the effect of the laws of any other jurisdiction.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Certain Legal Matters” in the Prospectus included therein. In giving such consent, we

April 8, 2010

do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP